                                   EXHIBIT 3.2

                                     BYLAWS

                                       OF

                           TRANSTECHNOLOGY CORPORATION
                            (A Delaware Corporation)


                                    ARTICLE I
                                     Offices

         Section 1.01. REGISTERED OFFICE. The registered office of TransTechnology Corporation (the "Corporation") in the State of Delaware shall be at Corporation Trust Center, 100 West Tenth Street, in the City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent at that address shall be The Corporation Trust Company.

         Section 1.02. PRINCIPAL EXECUTIVE OFFICE. Effective as of May 10, 1996 the principal executive address of the corporation shall be located at 150 Allen Road, Liberty Corner, New Jersey 07938. The Board of Directors of the Corporation (the "Board") may change the location of said principal executive office.

         Section 1.03. OTHER OFFICES. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.


                                   ARTICLE II
                            Meetings of Stockholders

         Section 2.01. ANNUAL MEETINGS. The annual meeting of stockholders of the Corporation shall be held on such date and at such time as the Board shall determine. At each annual meeting of stockholders, directors shall be elected in accordance with the provisions of Section 3.03 and any other proper business may be transacted.

         Section 2.02. SPECIAL MEETINGS. Special meetings of stockholders for any purpose may be called at any time by a majority of the Board, the Chairman of the Board, the President or the Secretary. Special meetings may not be called by any other person. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

         Section 2.03. PLACE OF MEETINGS. Each annual or special meeting of stockholders shall be held at such location as may be determined by the Board or, if no such determination is made, at such place as may be determined by the Chairman of the Board. If no location is so determined, any annual or special meeting shall be held at the principal executive office of the Corporation.



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         Section 2.04. NOTICE OF MEETINGS. Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than 10 nor more than sixty days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his post-office address furnished by him to the Secretary for such purpose or, if he shall not have furnished to the Secretary his address for such purpose, then at his post-office address last known to the Secretary, or by transmitting a notice thereof to him at such address by telegraph, cable or wireless.

         Except as otherwise expressly required by law, the notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder to whom notice may be omitted pursuant to applicable Delaware law or who shall have waived such notice and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

         Section 2.05. CONDUCT OF MEETINGS. All annual and special meetings of stockholders shall be conducted in accordance with such rules and procedures as the Board may determine subject to the requirements of applicable law and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. The chairman of any annual or special meeting of stockholders shall be the Chairman of the Board if he is willing, and if not, then the President. The Secretary, or in the absence of the Secretary, a person designated by the Chairman of the Board or President, as the case may be, shall act as secretary of the meeting.

         Section 2.06. QUORUM. At any meeting of stockholders, the presence, in person or by proxy, of the holders of record of a majority of shares then issued and outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business; provided, however, that this Section 2.06 shall not affect any different requirement which may exist under statute, pursuant to the rights of any authorized class or series of stock, or under the Certificate of Incorporation of the Corporation (the "Certificate") for the vote necessary for the adoption of any measure governed thereby. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without further notice, may adjourn the meeting from time to time until a quorum is attained. At any reconvened meeting following such an adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 2.07. VOTES REQUIRED. A majority of the votes cast at a duly called meeting of stockholders, at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless the vote of a greater or different number thereof is required by statute, by the rights of any authorized class of stock or by the Certificate. Unless the Certificate or a resolution of the Board of Directors adopted in connection with the issuance of shares of any class or series of stock provides for a greater or lesser number


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of votes per share, or limits or denies voting rights, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

         Section 2.08. PROXIES. A stockholder may vote the shares owned of record by him either in person or by proxy executed in writing (which shall include writings sent by telex, telegraph, cable or facsimile transmission) by the stockholder himself or by his duly authorized attorney-in-fact. No proxy shall be valid after 3 years from its date, unless the proxy provides for a longer period. Each proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney-in-fact, and dated, but it need not be sealed, witnessed or acknowledged.

         Section 2.09. LIST OF STOCKHOLDERS. The Secretary of the Corporation shall prepare and make (or cause to be prepared and made), at least 10 days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of, and the number of shares registered in the name of, each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the duration thereof, and may be inspected by any stockholder who is present.

         Section 2.10. INSPECTORS OF ELECTION. In advance of any meeting of stockholders, the Board may appoint Inspectors of Election to act at such meeting or at any adjournments thereof. If such Inspectors are not so appointed or fail or refuse to act, the chairman of any such meeting may (and, upon the demand of any stockholder or stockholder's proxy, shall) make such an appointment.

         The number of Inspectors of Election shall be 1 or 3. If there are 3 Inspectors of Election, the decision, act or certificate of a majority shall be effective and shall represent the decision, act or certificate of all. No such Inspector need be a stockholder of the Corporation.

         The Inspectors of Election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; they shall receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close and determine the result; and finally, they shall do such acts as may be proper to conduct the election or vote with fairness to all stockholders. On request, the Inspectors shall make a report in writing to the secretary of the meeting concerning any challenge, question or other matter as may have been determined by them and shall execute and deliver to such secretary a certificate of any fact found by them.


                                   ARTICLE III
                                    Directors

         Section 3.01. GENERAL POWERS. Subject to any requirements in the Certificate or the Bylaws, and of applicable law as to action which must be authorized or approved by the


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stockholders, any and all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be under the direction of, the Board to the fullest extent permitted by law. Without limiting the generality of the foregoing, it is hereby expressly declared that the directors shall have the following powers, to wit:

         First - To select and remove all the officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Certificate or the Bylaws and fix their compensation.

         Second - To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, or with the Certificate or the Bylaws, as they may deem best.

         Third - To change the location of the registered office of the Corporation in Section 1.01; to change the principal executive office for the transaction of the business of the Corporation from one location to another as provided in Section 1.02; to fix and locate, from time to time, one or more subsidiary offices of the Corporation within or without the State of Delaware as provided in Section 1.03; to designate any place within or without the State of Delaware for the holding of any stockholders' meeting; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates, from time to time, and in their judgment as they may deem best; provided, however, that such seal and such certificates shall at all times comply with the law.

         Fourth - To authorize the issuance of shares of stock of the Corporation, from time to time, upon such terms and for such considerations as may be lawful.

         Fifth - To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust and securities therefor.

         Section 3.02. NUMBER AND TERM OF OFFICE. Effective as of October 17, 1997, the authorized number of directors of the corporation shall be eight until this section is amended by a resolution duly adopted by the Board or by the stockholders, in either case in accordance with the provisions of Article V of the Certificate. Directors need not be stockholders. Each of the directors shall hold office until his successor shall have been duly elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.

         Section 3.03. ELECTION OF DIRECTORS. The directors shall be elected by the stockholders of the Corporation, and at each election the persons receiving the greater number of votes, up to the number of directors then to be elected, shall be the persons then elected. The election of directors is subject to any provisions contained in the Certificate relating thereto.

         Section 3.04. RESIGNATIONS. Any director may resign at any time by giving written notice to the Board or to the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon receipt; and, unless


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otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.05. VACANCIES. Except as otherwise provided in the Certificate, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum. Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed.

         No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

         Section 3.06. PLACE OF MEETING, ETC. The Board or any committee thereof may hold any of its meetings at any place, within or without the State of Delaware, as the Board or such committee may, from time to time, by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board or such committee can hear each other, and such participation shall constitute presence in person at such meeting.

         Section 3.07. FIRST MEETING. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

         Section 3.08. REGULAR MEETING. Regular meetings of the Board may be held at such times as the Board shall, from time to time, by resolution determine. If any date fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

         Section 3.09. SPECIAL MEETING. Special meetings of the Board for any purpose shall be called at any time by the Chairman of the Board or, if he is absent or unable or refuses to act, by the President or, if he is absent or unable or refuses to act, by any Vice President, Secretary or by any two directors. For any special meeting of the Board of Directors, the Executive Committee, if such a committee has been created pursuant to Section 3.13 hereof, may by resolution change the location of that meeting, provided the Executive Committee resolution to that effect is adopted not later than the later of a) five days before the called date of the meeting, or b) one day after the receipt of the call of the meeting by the Chairman of the Executive Committee. Except as otherwise provided by law or by the Bylaws, written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation, or if it is not so shown on such records and is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the county in which the principal executive office for the transaction of business of the Corporation is located at least forty-eight hours prior to the time of the holding of


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the meeting. In case such notice is delivered personally as above provided, it shall be so delivered at least 24 hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director. Except where otherwise required by law or by the Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         Section 3.10. QUORUM AND MANNER OF ACTING. Except as otherwise provided in the Bylaws, the Certificate or by applicable law, the presence of a majority of the total number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same, from time to time, until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

         Section 3.11. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if consent in writing is given thereto by all members of the Board or of such committee, as the case may be, and such consent is filed with the minutes of proceedings of the Board or committee.

         Section 3.12. COMPENSATION. Directors who are not employees of the Corporation or any of its subsidiaries may receive an annual fee for their services as directors in an amount fixed by resolution of the Board, and in addition, a fixed fee, with or without expenses of attendance, may be allowed by resolution of the Board for attendance at each meeting, including each meeting of a committee of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

         Section 3.13. COMMITTEES. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board and subject to any restrictions or limitations on the delegation of power and authority imposed by applicable law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any such committee may keep written minutes of its meetings and shall report on its meetings to the Board at the next regular meeting of the Board.

         Section 3.14 MEETINGS OF COMMITTEES. Each committee of the Board shall fix its own rules of procedure consist with the provisions of applicable law and of any resolutions of the Board governing such committee. Each committee shall meet as provided by such rules or such resolution of the Board. Unless otherwise provided by such rules or by such resolution, the provisions of the Bylaws under
Article III entitled "Directors" relating to the place of holding meetings and the notice required for meetings of the Board of Directors shall govern the place of


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meetings and notice of meetings for committees of the Board. A majority of the members of each committee shall constitute a quorum thereof, except that when a committee consists of 1 member, then the 1 member shall constitute a quorum. In the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice or waiver. Except in cases where it is otherwise provided by the rules of such committee or by a resolution of the Board, the vote of a majority of the members present at a duly constituted meeting at which a quorum is present shall be sufficient to pass any measure by the committee.


                                   ARTICLE IV
                                    Officers

         Section 4.01 DESIGNATION, ELECTION AND TERM OF OFFICE. The Corporation shall have a Vice-Chairman of the Board, a President, a chief financial officer, such vice presidents as the Board deems appropriate, and a Secretary. These officers shall be elected annually by the Board at the organizational meeting immediately following the annual meeting of stockholders, and each such officer shall hold office until the corresponding meeting of the Board in the next year and until his successor shall have been elected and qualified or until his earlier resignation, death or removal. In its discretion, the Board may leave unfilled for any period it may fix any office to the ext allowed by law. Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

         Section 4.02. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside, if present and willing, at all stockholders and Board of Directors' meetings. In addition, he shall have such other duties as may, from time-to-time, be assigned to him by the Board of Directors.

         Section 4.03. VICE-CHAIRMAN OF THE BOARD. The Vice-Chairman of the Board shall, in the absence or inability of the Chairman of the Board to perform such duties, assume the duties and responsibilities of the Chairman of the Board as defined in Section 4.02 of these Bylaws; and shall have such other duties as may, from time-to-time, be assigned him by the Board of Directors.

         Section 4.04. PRESIDENT. Except to the extent that the Bylaws or the Board of Directors assign specific powers and duties to the Chairman of the Board and/or the Vice-Chairman of the Board, the President shall be the Corporation's General Manager and Chief Executive Officer and, subject to the control of the Board of Directors, shall have general charge, supervision and control over the Corporation's assets, businesses, operations and its officers. The managerial powers and duties of the President include, but are not limited to, all of the general powers and duties of management usually vested in the office of a president of a corporation, and the making of reports to the Board of Directors and stockholders.

         Section 4.05. EXECUTIVE VICE PRESIDENT. The Board may appoint an Executive Vice President, who shall be accountable to the President. He shall perform such duties as may be assigned to him, from time to time, by the Board in its enabling resolution and by the President.

         Section 4.06. VICE PRESIDENT/CHIEF FINANCIAL OFFICER. The chief financial officer of the Corporation shall be a vice president. He shall report to the President and be responsible


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for the management and supervision of all financial matters and for the financial growth and stability of the Corporation. In addition, he shall have the duties usually vested in the treasurer's office of a corporation.

         Section 4.07. VICE PRESIDENTS. Vice Presidents of the Corporation that are elected by the Board shall perform such duties as may be assigned to them, from time to time, by the President. Such vice presidents may be designated as Group Vice Presidents, Senior Vice Presidents or other appropriate designations given by the Board in its enabling resolutions.

         Section 4.08. SECRETARY. The Secretary shall keep the minutes of the meetings of the stockholders, the Board and all committee meetings. He shall be the custodian of the corporate seal and shall affix it to all documents which he is authorized by law or the Board to sign and seal. He also shall perform such other duties as may be assigned to him, from time to time, by the Chairman of the Board or the Board.

         Section 4.09. OTHER OFFICERS. The Board may also elect one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers.

         Section 4.10. WHEN DUTIES OF AN OFFICER MAY BE DELEGATED. In the case of the absence or disability of an officer or for any other reason that may seem sufficient to the Board, the Board, or any officer designated by it, or the Chairman of the Board may, for the time of the absence or disability, delegate such officer's duties and powers to any other officer of the Corporation.

         Section 4.11. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board, to the Chairman of the Board, to the President, or to the Secretary. Any such resignation shall take effect at the time specified therein unless otherwise determined by the Board. The acceptance of a resignation by the Corporation shall not be necessary to make it effective.

         Section 4.12. REMOVAL. Any officer of the Corporation may be removed, with or without cause, by the affirmative vote of a majority of the entire Board.


                                    ARTICLE V
                 Contracts, Checks, Drafts, Bank Accounts, Etc.

         Section 5.01. EXECUTION OF CONTRACTS. The Board, except as otherwise provided in the Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by the Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

         Section 5.02. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from


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time to time, shall be determined by resolution of the Board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

         Section 5.03. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited, from time to time, to the credit of the Corporation in such banks, trust companies or other depositaries as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such powers shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President, any Vice President or the chief financial officer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, sign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

         Section 5.04. GENERAL AND SPECIAL BANK ACCOUNTS. The Board may, from time to time, authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board may select or as may be selected by any officer, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of the Bylaws as it may deem expedient.


                                   ARTICLE VI
                                 Indemnification

         Except to the extent prohibited by then applicable law, the Corporation
(i) shall indemnify and hold harmless each person who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise (any such action, suit or proceeding being hereafter in this Article referred to as a "proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation, is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or was a director or officer of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; and (ii) may indemnify and hold harmless each person who was or is a party to, or is threatened to be made a party to, any such proceeding by reason of the fact that such person is or was an employee or agent of the Corporation, is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was an employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of any enterprise at the request of such corporation (any such person being hereafter in the Article referred to as an "indemnifiable party"). Where required by law, the indemnification provided for in this Article shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that the indemnification of the indemnifiable party is proper in the circumstances. The Corporation shall advance to indemnifiable parties expenses incurred in defending any proceeding prior to the final disposition thereof except to the ext prohibited by then applicable law. This Article shall create a right of


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indemnification for each such indemnifiable party whether or not the proceeding to which the indemnification relates arose in whole or in part prior to adoption of this Article (or the adoption of the comparable provisions of the Bylaws of the Corporation's predecessor corporation) and, in the event of the death of an indemnifiable party, such right shall extend to such indemnifiable party's legal representatives. The right of indemnification hereby given shall not be exclusive of any right such indemnifiable party may have, whether by law or under any agreement, insurance policy, vote of the Board or stockholders, or otherwise. The Corporation shall have power to purchase and maintain insurance on behalf of any indemnifiable party against any liability asserted against or incurred by the indemnifiable party in such capacity or arising out of the indemnifiable party's status as such whether or not the Corporation would have the power to indemnify the indemnifiable party against such liability.





                                   ARTICLE VII
                                      Stock

         Section 7.01. CERTIFICATES. Except as otherwise provided by law, each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and class (and series, if appropriate) of shares of stock owned by him in the Corporation. Each certificate shall be signed in the name of the Corporation by the Chairman of the Board and the President, together with the Secretary. Any or all of the signatures on any certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

         Section 7.02. TRANSFER OF SHARES. Shares of stock shall be transferable on the books of the Corporation only by the holder thereof, in person or by his duly authorized attorney, upon the surrender of the certificate representing the shares to be transferred, properly endorsed, to the Corporation's registrar if the Corporation has a registrar. The Board shall have power and authority to make such other rules and regulations concerning the issue, transfer and registration of certificates of the Corporation's stock as it may deem expedient.

         Section 7.03. TRANSFER AGENTS AND REGISTRARS. The Corporation may have one or more transfer agents and one or more registrars of its stock whose respective duties the Board or the Secretary may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation has a transfer agent, or until registered by a registrar, if the Corporation has a registrar. The duties of transfer agent and registrar may be combined.

         Section 7.04. STOCK LEDGERS. Original or duplicate stock ledgers, containing the names and addresses of the stockholders of the Corporation and the number of shares of each class of stock held by them, shall be kept at the principal executive office of the Corporation or at the office of its transfer agent or registrar.


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         Section 7.05. RECORD DATES. The Board shall fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of stockholders for any other proper purpose. Such date in any case shall be not more than sixty days, and in case of a meeting of stockholders, not less than 10 days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board.

         Section 7.06. NEW CERTIFICATES. In case any certificate of stock is lost, stolen, mutilated or destroyed, the Board may authorize the issuance of a new certificate in place thereof upon such terms and conditions as it may deem advisable; or the Board may delegate such power to the Secretary; but the Board or Secretary or agents, in their discretion, may refuse to issue such a new certificate unless the Corporation is ordered to do so by a court of competent jurisdiction.


                                  ARTICLE VIII
                               General Provisions

         Section 8.01. DIVIDENDS. Subject to limitations contained in Delaware Law and the Certificate, the Board may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, securities of the Corporation or other property.

         Section 8.02. VOTING OF STOCK IN OTHER CORPORATIONS. Any shares of stock in other corporations or associations which may, from time to time, be held by the Corporation, may be represented and voted at any of the stockholders' meetings thereof by the Chairman of the Board, the President or the Secretary. The Board, however, may by resolution appoint some other person or persons to vote such shares, in which case such person or persons shall be entitled to vote such shares upon the production of a certified copy of such resolution.

         Section 8.03. AMENDMENTS. These Bylaws may be adopted, repealed, rescinded, altered or amended only as provided in the Certificate.



         Restated: October 17, 1997






GH:2148


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